Exhibit 23.1


                   Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-99850 and 33-87928) of Micrion Corporation of our report dated August 1, 1996, with respect to the consolidated financial statements of Micrion Corporation for the year ended June 30, 1996, which report appears in the June 30, 1996 Annual Report on Form 10-K of Micrion Corporation.



                                             KPMG Peat Marwick LLP


Boston, Massachusetts
September 26, 1996



DS1-293270